Exhibit 99.1

Penn Virginia Resource Partners, L.P.

Three Radnor Corporate Center, Suite 300, 100 Matsonford Road, Radnor, PA 19087

FOR IMMEDIATE RELEASE

Contact:	James W. Dean Vice President, Investor Relations Ph: (610) 687-8900 Fax: (610) 687-3688 E-Mail: invest@pennvirginia.com

PENN VIRGINIA RESOURCE PARTNERS, L.P.

ANNOUNCES NEW DIRECTOR

RADNOR, PA (Business Wire) May 7, 2009 – Penn Virginia Resource Partners, L.P. (NYSE: PVR) announced today that Thomas W. Hofmann has been elected to the Board of Directors of its general partner, Penn Virginia Resource GP, LLC.

Mr. Hofmann is the retired Senior Vice President and Chief Financial Officer of Sunoco, Inc. (NYSE: SUN), an oil refining and marketing company. Mr. Hofmann worked in various financial and management positions for Sunoco and affiliates for over 30 years. Mr. Hofmann is currently a director of West Pharmaceutical Services, Inc. (NYSE: WST) and Fox Chase Cancer Center and is a member of the Advisory Board of the Boys & Girls Clubs of Philadelphia. He is a past director of the general partner of Sunoco Logistics Partners, L.P. (NYSE: SXL) and of VIASYS Healthcare Inc.

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Headquartered in Radnor, PA, Penn Virginia Resource Partners, L.P. (NYSE: PVR) is a publicly traded limited partnership formed by Penn Virginia Corporation (NYSE: PVA). PVR manages coal and natural resource properties and related assets and operates a midstream natural gas gathering and processing business.

For more information, please visit PVR’s website at www.pvresource.com.